                                                                    EXHIBIT 21.1


         SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP HOLDINGS, INC.

                        SUBSIDIARIES OF THE REGISTRANT

                                                                        STATE OR OTHER
NAME OF SUBSIDIARY                                               JURISDICTION OF INCORPORATION
------------------                                               -----------------------------
Seagate Software Pty. Ltd.....................................   Australia
Nippon Seagate Software KK....................................   Japan
Seagate Software Information Management Group AB..............   Sweden
Seagate Software Pte. Ltd.....................................   Singapore
Seagate Software GmbH.........................................   Switzerland
Seagate Software (Hong Kong) Limited..........................   Hong Kong
Seagate Software S.A..........................................   France
Seagate Software Information Management Group BV..............   Netherlands
Seagate Software Information Management Group GmbH............   Germany
Seagate Software Information Management Group
(Canada), Inc.................................................   British Columbia
Seagate Software (Italy) S.r.l................................   Italy
Seagate Software Information Management Group Ltd.............   United Kingdom and Delaware